Prescribed by **J. Kenneth Blackwell**
Ohio Secretary of State
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2005 SEP 15 AM 11:39
CLIENT SERVICE CENTER

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

(pursuant to 1746.04(B), Ohio Revised Code)
(For Domestic or Foreign)
(117-BTA)
Filing Fee $50.00

Stephen A. Little
(name of trustee)

Unified Series Trust
(name of business trust)

1346968 (business trust registration number) a business trust having filed a Report of Operation of a Business Trust in the Office of the Secretary of State pursuant to section 1746.04(B), ORC, certifies that the following information is being filed to maintain the accuracy and completeness of such filing.

The following changes have occurred in the status of the above named business trust (check the appropriate changes below):

1. ☐ The business trust shall change its name to be:

N/A

2. ☐ The name(s) and/or address(es) of its trustees have changed, and the name(s) and address(es) of all of its trustees are now:

NAME	COMPLETE ADDRESS
N/A	

3. ☐ The address of the principal office of the business trust has changed and is now:

N/A
(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

(city, township, or village) (county) (state) (zip code)

4. ☐ If a foreign business trust, address of principal office within State of Ohio has changed and is now:

N/A
(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

_____ (city, township, or village) _____ (county) Ohio (state) _____ (zip code)

5. ☐ The name and address within Ohio of a designated agent upon whom process against the business trust may be served has changed and is now:

N/A
(name of agent)

_____ (street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

_____ (city, township, or village) _____ (county) Ohio (state) _____ (zip code)

DATE: 9-12-05

Unified Series Trust
(name of business trust)

By: [signature]
(Trustee)

Name: Stephen A. Little

6. ☒ Attached as an exhibit hereto is an executed copy of an (amendment to) (amended) trust instrument or a true and correct copy of it, amended pursuant to section 1746.07, ORC.

(Please check one of the boxes below)

Certification of Copy of ☒ (Amendment to) ☐ (Amended) Business Trust Instrument by a Trustee:

(NOTE: This section need not be completed if the copy of the business trust instrument attached hereto is certified, by a public official in another state in whose office an executed copy is on file.)

STATE OF: Ohio

COUNTY OF: Hamilton

I, Stephen A. Little being duly sworn, declare under oath, that I am Trustee of Unified Series Trust, a business trust. I certify that attached hereto as an exhibit to this report is an executed copy of the (amendment to) (amended) trust instrument or a true and correct copy of it.

Sworn to before me and subscribed in my presence on 9-12-05 (date)

By: [signature]
(NOTARY PUBLIC)

DONALD S. MENDELSOHN
Notary Public, State of Ohio
My Commission Has No Expiration Date
Section 147.03 ORC
(SEAL)

Name: _____

Expiration date: _____

EXHIBIT TO AMENDMENT TO
REPORT OF OPERATION OF
BUSINESS TRUST

Amendment to or Amended Business Trust Instrument of

Unified Series Trust
(name of business trust)

1346968
(business trust registration number)

Stephen A. Little ______________________, Trustee of the above named business trust certifies that the

Business Trust Instrument filed as an exhibit to the Report of Operation of a Business Trust has been amended pursuant to section 1746.07 of the ORC as follows: (Language below should indicate whether changes are in addition to provisions of trust instruments or supersede existing provisions. Refer to trust provisions specifically by number when reporting individual changes or attach and incorporate by reference amended business trust instrument with language that it supersedes all existing business trust instruments filed on behalf of the business trust).

See attached Exhibit A.

Language is in addition to provisions of trust instrument.

IN WITNESS WHEREOF, the above named trustee, acting for and on behalf of the business trust, has

subscribed his or her name on 9-12-05
(date)

By: [signature]
(Trustee)

Name: Stephen A. Little

AN EXECUTED COPY OR A TRUE AND CORRECT COPY OF THIS AMENDMENT TO OR AMENDED BUSINESS TRUST INSTRUMENT MUST BE ATTACHED AS AN EXHIBIT TO AN AMENDMENT TO REPORT OF OPERATION OF A BUSINESS TRUST AND CERTIFIED TO BE SUCH BY A TRUSTEE BEFORE AN OFFICIAL AUTHORIZED TO ADMINISTER OATHS, BEFORE IT CAN BE FILED IN THE OFFICE OF THE SECRETARY OF STATE.
(ORC Ann. Section 1746.04)

EXHIBIT A

UNIFIED SERIES TRUST

Amendment No. 1 to Agreement and Declaration of Trust

1. Pursuant to Section 4.1 of the Agreement and Declaration of Trust of Unified Series Trust and effective upon execution of this document, the undersigned, being a majority of the trustees of Unified Series Trust, hereby amend in its entirety the first paragraph of Section 4.2 to read as follows:

> Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish the following Series of Shares of the Trust and designate such Series the "ACM Convertible Securities Fund," the "Archer Balanced Fund," the "Becker Small Cap Value Equity Fund," the "Becker Value Equity Fund," the "Bull Moose Growth Fund," the "Chicken Little Growth Fund," the "Chinook Emerging Growth Fund," the "Crawford Dividend Growth Fund," the "Dobson Covered Call Fund," the "Dreman Contrarian Small-Cap Fund," the "Dreman Contrarian Mid-Cap Fund," the "Dreman Contrarian Large-Cap Fund," the "FCI Equity Fund," the "FCI Bond Fund," the "GERONIMO Enhanced Hedge Fund Index Fund," the "GERONIMO Enhanced Sector Opportunity Fund," the "GERONIMO Enhanced Option & Dividend Income Fund," the "GJMB Growth Fund," the "GLOBALT Growth Fund," the "IMS Capital Value Fund," the "IMS Strategic Allocation Fund," the "IMS Strategic Income Fund," the "Iron Market Opportunity Fund," the "Leader Short-Term Bond Fund," the "Marathon Value Portfolio," the "Marco Targeted Return Fund," the "Monteagle Value Fund," the "Monteagle Large Cap Growth Fund," the "Monteagle Fixed Income Fund," the "Ovation Fund," the "Polynous Growth Fund," the "QCM Absolute Return Fund," the "Sound Mind Investing Fund," the "StoneRidge Equity Fund," and the "StoneRidge Small-Cap Growth Fund" (collectively the "Series"). The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:
>
> Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Unified Series Trust are hereby incorporated by reference.

2. This document shall have the status of an Amendment to said Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

WHEREAS, the undersigned, being the entire Board of Trustees of Unified Series Trust, have adopted the foregoing amendment as of this 12th day of September, 2005

Gary E. Hippenstiel

Ronald C. Tritschler

Stephen A. Little

Daniel Condon